Exhibit 2.1


                                                                       EXECUTION








                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               THE SHAREHOLDERS OF
                        GREAT EMPIRE BROADCASTING, INC.,

                        GREAT EMPIRE BROADCASTING, INC.,

                          JOURNAL BROADCAST CORPORATION

                                       AND

                              SHAREHOLDERS' AGENTS

                                      * * *

                                August 24, 1998

                                TABLE OF CONTENTS


SECTION 1.        CERTAIN DEFINITIONS....................................1
         1.1      Terms Defined in this Section..........................1
         1.2      Terms Defined Elsewhere in this Agreement..............5
         1.3      Clarifications.........................................7

SECTION 2.        AT CLOSING; PURCHASE PRICE.............................7
         2.1      Agreement to Sell and Buy..............................7
         2.2      Assets and Liabilities at Closing......................7
         2.3      Purchase Price and Escrow Deposit......................9
         2.4      Determination of Purchase Price Adjustments............9
         2.5      Final Payment..........................................11

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........12
         3.1      Organization and Authority of the Company..............12
         3.2      Authorization and Binding Obligation...................12
         3.3      Capitalization.........................................12
         3.4      Absence of Conflicting Agreements; Consents............13
         3.5      Governmental Licenses..................................13
         3.6      Real Property .........................................13
         3.7      Tangible Personal Property.............................14
         3.8      Contracts..............................................14
         3.9      Intangibles............................................15
         3.10     Financial Statements...................................15
         3.11     Undisclosed Liabilities................................15
         3.12     Accounts Receivable....................................16
         3.13     Taxes..................................................16
         3.14     Bank Accounts; Powers of Attorney......................17
         3.15     Insurance..............................................17
         3.16     Reports................................................17
         3.17     Personnel..............................................17
         3.18     Labor Relations........................................18
         3.19     Claims and Legal Actions...............................19
         3.20     Environmental Matters..................................19
         3.21     Compliance with Laws...................................20
         3.22     Conduct of Business in Ordinary Course.................20
         3.23     Transactions with Affiliates...........................21
         3.24     Broker.................................................21

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....21
         4.1      Ownership of Common Stock .............................21
         4.2      Ownership of Preferred Stock...........................21
         4.3      Authority; Binding Effect..............................21
         4.4      No Conflicts, Required Filings and Consents............22

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF BUYER................22
         5.1      Organization, Standing, and Authority..................22
         5.2      Authorization and Binding Obligation...................22
         5.3      Absence of Conflicting Agreements and Required Consents22
         5.4      Brokers................................................23
         5.5      Investment Purpose.....................................23
         5.6      Qualifications.........................................23

SECTION 6.        OPERATION OF THE STATIONS PRIOR TO CLOSING.............23
         6.1      Conduct of Business Prior to Closing...................23
         6.2      Mergers................................................24
         6.3      Access to Information..................................24
         6.4      Insurance..............................................24
         6.5      Indebtedness and Obligations...........................24
         6.6      Amendments.............................................24
         6.7      Securities.............................................24
         6.8      Licenses...............................................25
         6.9      No Inconsistent Action.................................25
         6.10     Maintenance of Assets..................................25
         6.11     Consents...............................................25
         6.12     Notification...........................................25
         6.13     Financial Information..................................26
         6.14     Trade-Out Agreements...................................26
         6.15     Employee Stockholder...................................26
SECTION 7.        SPECIAL COVENANTS AND AGREEMENTS.......................26
         7.1      FCC Consent and Governmental Approvals.................26
         7.2      Risk of Loss...........................................27
         7.3      Confidentiality .......................................27
         7.4      Cooperation............................................27
         7.5      Control of the Stations................................27
         7.6      Tax Matters............................................28
         7.7      Sales Tax Filings......................................28
         7.8      Noncompetition Agreement...............................28
         7.9      Employee Matters.......................................28
         7.10     Payment of Excise Tax..................................28
         7.11     ESOP Participant Notes.................................28
         7.12     Environmental Audits...................................28
         7.13     Notice of Proceedings..................................28
         7.14     Title Insurance and Surveys............................28
         7.15     Employees..............................................30
         7.16     Buyer Board of Directors...............................31

SECTION 8.        CONDITIONS TO OBLIGATIONS OF BUYER AND SHAREHOLDERS....31
         8.1      Conditions to Obligations of Buyer.....................31
         8.2      Conditions to Obligations of Shareholders..............32

SECTION 9.        CLOSING AND CLOSING DELIVERIES.........................33
         9.1      Closing................................................33
         9.2      Deliveries by Shareholders.............................34
         9.3      Deliveries by Buyer....................................35

SECTION 10.       TERMINATION............................................36
         10.1     Termination by Shareholders............................36
         10.2     Termination by Buyer...................................36
         10.3     Rights on Termination..................................37
         10.4     Attorneys' Fees........................................37

SECTION 11.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  INDEMNIFICATION; CERTAIN REMEDIES......................37
         11.1     Survival...............................................37
         11.2     Indemnification by Shareholders........................37
         11.3     Indemnification by Buyer...............................38
         11.4     Procedure for Indemnification..........................38
         11.5     Limitations on Indemnification.........................39

SECTION 12.       MISCELLANEOUS..........................................40
         12.1     Fees and Expenses......................................40
         12.2     Notices................................................40
         12.3     Benefit and Binding Effect.............................41
         12.4     Further Assurances.....................................41
         12.5     Governing Law..........................................41
         12.6     Headings...............................................41
         12.7     Entire Agreement.......................................41
         12.8     Waiver of Compliance; Consents.........................41
         12.9     Press Release..........................................42
         12.10    Counterparts...........................................42

                                LIST OF SCHEDULES

                                    SCHEDULES

                      Schedule 2.2(b)(1)--  Liabilities at Closing
                      Schedule 2.4      --  Estimated Closing Statement
                      Schedule 2.4(b)   --  Tax Refunds
                      Schedule 3.3      --  Capitalization
                      Schedule 3.4      --  Consents
                      Schedule 3.5      --  Licenses
                      Schedule 3.6      --  Real Property
                      Schedule 3.7      --  Tangible Personal Property
                      Schedule 3.8      --  Contracts
                      Schedule 3.9      --  Intangibles
                      Schedule 3.11     --  Undisclosed Liabilities
                      Schedule 3.13     --  Tax Matters
                      Schedule 3.14     --  Bank Accounts; Powers of Attorney
                      Schedule 3.15     --  Insurance
                      Schedule 3.17     --  Personnel
                      Schedule 3.18     --  Labor Relations
                      Schedule 3.19     --  Claims and Legal Actions
                      Schedule 3.21     --  Compliance With Laws
                      Schedule 3.22     --  Conduct of Business
                      Schedule 3.23     --  Transactions with Affiliates
                      Schedule 4.1      --  Ownership of Common Stock
                      Schedule 4.2      --  Ownership of Preferred Stock
                      Schedule 5.3      --  Consents
                      Schedule 7.8      --  Noncompetition Agreement
                      Schedule 9.2(j)   --  Opinions of Company's and
                                            Shareholders' Counsel
                      Schedule 9.2(l)   --  Closing Escrow Agreement
                      Schedule 9.3(c)   --  Opinion of Buyer's Counsel

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 24, 1998, by and among Great Empire Broadcasting, Inc., a Kansas corporation (the "Company"), the holders of shares of the Company's Common Stock and Preferred Stock (as defined herein) (the "Shareholders"), Michael C. Oatman, an individual, and F. F. Mike Lynch, an individual, the duly appointed agents for the Shareholders (the "Shareholders' Agents"), and Journal Broadcast Corporation, a Nevada corporation ("Buyer").

                                R E C I T A L S:

       A. Shareholders own all the outstanding capital stock of the Company.

       B. The Company, through wholly-owned subsidiaries, owns and operates, pursuant to licenses issued by the Federal Communications Commission ("FCC"), Radio Stations KFDI(AM), KFDI-FM, and KICT-FM, Wichita, Kansas; KYQQ(FM),
Arkansas City, Kansas; KLLS(FM), Augusta, Kansas; KTTS(AM) and KTTS-FM, Springfield, Missouri; KLTQ(FM), Sparta, Missouri; WOW(AM) and WOW-FM, Omaha, Nebraska; KVOO(AM) and KVOO-FM, Tulsa, Oklahoma; and KCKI-FM, Henryetta, Oklahoma (each a "Station" and collectively, the "Stations").

       C. Shareholders desire to sell and Buyer desires to buy all the outstanding capital stock of the Company, for the price and on the terms and conditions hereinafter set forth.

                              A G R E E M E N T S:

       In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

SECTION 1.   CERTAIN DEFINITIONS

       1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

       "Accounts   Receivable"   means  the  rights  of  the   Company  and  the
Subsidiaries as of the Closing Date to payment for the sale of advertising time and other goods and services by the Stations prior to the Closing Date.

       "Affiliate" means (a) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person, or (b) an officer or director of an affiliate within the meaning of (a) above. For purposes of (a) above, (i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors, or (B) owns a majority of the beneficial interests in income and capital of such other Person; and (ii) a general partner shall be deemed to control a limited partnership if such general partner owns a majority of that portion of the beneficial interests in income and capital of such limited partnership owned by all general partners of such limited partnership.

       "Assets" means the assets to be owned or held by the Company or the Subsidiaries as of the Closing, as specified in Section 2.2.

       "Closing" means the consummation of the purchase and sale of the Common Stock and the Preferred Stock pursuant to this Agreement in accordance with the provisions of Section 9.

       "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 9.

       "Closing Escrow Agent" means Harris Trust and Savings Bank.

       "Common Stock" means, collectively, all of the issued and outstanding shares of the Class A Common Stock and the Class B Common Stock of the Company described on Schedule 3.3 hereto, and all options held by Oatman, Lynch and any other Employees to purchase the Common Stock.

       "Communications Act" means the Communications Act of 1934, as amended.

       "Company's Knowledge" or any similar formulation thereof means to the actual knowledge of Oatman, Lynch, Jenkins, Clifford Koch, any subsidiary President and/or general managers of the Stations.

       "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to (a) transfer the Common Stock and the Preferred Stock to Buyer or otherwise to consummate the transactions contemplated by this Agreement and (b) to enforce the validity, enforceability, and continuation of any Contract listed on Schedule 3.8.

       "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto), to which the Company or a Subsidiary is a party or that are binding upon the Company or a Subsidiary and that relate to or affect the Assets or the business or operations of the Stations, and (a) that are in effect on the date of this Agreement or (b) that are entered into by the Company or a Subsidiary between the date of this Agreement and the Closing Date.

       "Effective Time" means 12:01 a.m., local time in Wichita, Kansas, on the Closing Date.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "Escrow Agent" means Harris Trust and Savings Bank.

       "ESOP" means the Great Empire Broadcasting, Inc. Employee Stock Ownership Plan.

       "ESOP Participant Notes" means, collectively, all unpaid promissory notes pursuant to which the Company has promised to pay to former participants in the ESOP amounts owed to such participants in connection with the distribution of shares of the Company's Class B Common Stock under the terms of the ESOP.

       "FCC" means the Federal Communications Commission.

       "FCC Consent" means action by the FCC granting its consent to the transfer of control of the Company and the Subsidiaries as contemplated by this Agreement.

       "FCC Licenses" means those licenses, permits, and authorizations issued by the FCC to the Subsidiaries in connection with the business and operations of the Stations.

       "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

       "GAAP"  means  generally  accepted  accounting  principles   consistently
applied.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by the Company or any Subsidiary or under which the Company or any Subsidiary is licensed or franchised and that are used or useful in the business and operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

       "Jenkins"  means Danny E. Jenkins, in his individual capacity.

       "Licenses" means all licenses, permits, construction permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to the Company or a Subsidiary, currently in effect and used in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

       "Lynch" means F. F. Mike Lynch, in his individual capacity.

       "Material Adverse Effect" or "Material Adverse Change" means a material adverse effect on the aggregate operations, assets or financial condition of the Company, taken as a whole, other than or caused by (a) seasonal revenue fluctuations affecting the markets in which the Stations are located, (b) matters affecting the radio industry generally (including without limitation legislative, regulatory or litigation matters) and (c) matters relating to or arising from national or regional economic conditions (including financial and capital markets).

       "Material Contract" means any contract, lease, non-governmental license, agreement, or commitment, except for any contract, lease, non-governmental license, agreement, or commitment (i) the obligations under which will be fully performed prior to Closing; or (ii) entered into in the ordinary course of business and not involving a commitment in excess of Thirty-Five Thousand Dollars ($35,000) or having a term in excess of nine (9) months.

       "Oatman" means Michael C. Oatman, in his individual capacity.

       "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

       "Preferred Stock" means all the issued and outstanding shares of preferred stock of the Company described on Schedule 3.3.

       "Real Property" means all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or held by the Company or a Subsidiary that are used or useful in the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

       "Station" or "Stations" is defined in the second Recital of this Agreement.

       "Subsidiaries" means, collectively, Wichita Great Empire Broadcasting, Inc., a Kansas corporation; Tulsa Great Empire Broadcasting, Inc., an Oklahoma corporation; Omaha Great Empire Broadcasting, Inc., a Nebraska corporation; and Springfield Great Empire Broadcasting, Inc., a Missouri corporation, each a wholly-owned subsidiary of the Company, and "Subsidiary" means any one of such Subsidiaries.

       "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property owned or held by the Company or a Subsidiary that are used or useful in the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

       "Taxes" (and, with correlative meaning, "Taxable") means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and "Tax" means any one of such Taxes.

       "Tax Returns" means all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other tax returns and tax reports, and "Tax Return" means any one of such Tax Returns.

       "Trade-Out Agreements" means Contracts to which the Company or a Subsidiary is a party and which provide for the exchange by a Station of its advertising time for goods or services, other than in connection with the licensing of programs and programming material.

       1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

               Term                                      Section
               ----                                      -------

               Adjustment Assets                         Section 2.4

               Adjustment Liabilities                    Section 2.4

               Agreement                                 Preamble

               Base Working Capital                      Section 2.4(a)

               Basket Amount                             Section 11.5(c)

               Benefit Arrangements                      Section 3.17(a)

               Buyer                                     Preamble

               Claimant                                  Section 11.4

               Closing Escrow                            Section 11.5(b)

               Closing Escrow Agreement                  Section 9.2(l)

               Company                                   reamble

               DOJ                                       ection 7.1(b)

               Employees                                 Section 3.17(a)

               Escrow Agreement                          Section 2.3(b)

               Escrow Deposit                            Section 2.3(b)

               Estimated Closing Statement               Section 2.4(c)
               Final Closing Statement                   Section 2.4(d)

               Financial Statements                      Section 3.10

               FTC                                       Section 7.1(b)

               Group                                     Section 7.16

               Indebtedness                              Section 2.4(a)

               Indemnifying Party                        Section 11.4(a)

               Multiemployer Plan                        Section 3.17(a)

               Noncompetition Agreement                  Section 7.8

               Pension Plan                              Section 3.17(a)

               Permitted Exceptions                      Section 7.14

               Purchase Price                            Section 2.3

               Review Period                             Section 7.14

               Shareholders                              Preamble

               Shareholders' Agents                      Preamble

               Surveys                                   Section 7.14(a)

               Title Commitments                         Section 7.14(b)

               Title Cure Period                         Section 7.14

               Title Policies                            Section 7.14(b)

               Upset Date                                Section 10.1(c)

               Welfare Plan                              Section 3.17(a)

               Working Capital                           Section 2.4(a)

               Working Capital Adjustment                Section 2.4(a)

       1.3 Clarifications. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or Schedule hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules hereto, and not solely to any particular part hereof.

SECTION 2.   AT CLOSING; PURCHASE PRICE

       2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Shareholders hereby agree to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, the Common Stock and the Preferred Stock, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever.

       2.2 Assets and Liabilities at Closing.

           (a)Assets of the Company at Closing. The Assets to be owned by the Company or the Subsidiaries at the Closing, all of which shall be free and clear of any liabilities, liens, security interests, pledges, conditions, or encumbrances (other than liens for current Taxes not yet due and payable), shall include the following:

               (1) The Tangible Personal Property;

               (2) The Real Property;

               (3) The Licenses;

               (4) The Contracts;

               (5) The Intangibles and all intangible assets of the Company or the Subsidiaries relating to the Stations that are not specifically included within the Intangibles, including the goodwill of the Stations, if any;

               (6) All of the Company's and the Subsidiaries' proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Stations;

               (7) All choses in action of the Company or the Subsidiaries;

               (8) All books and records of the Stations, including executed copies of the Contracts, and all records required by the FCC to be kept by the Stations;

               (9) All Accounts Receivable;

               (10) All prepaid rent, utilities, deposits, insurance premiums and other prepaid items of the Company and any Subsidiary; and

               (11) The Company's and the Subsidiaries' cash, cash equivalents, and marketable securities on hand as of the Closing, and all other cash in any of the Company's or the Subsidiaries' bank accounts, any and all insurance policies (other than the life insurance policies described in Section 7.9), bonds, letters of credit, or other similar items, any cash surrender value in regard thereto, and any and all claims receivable under any and all insurance policies.

           (b)Liabilities of the Company and the Subsidiaries at Closing. At the Closing, neither the Company nor any Subsidiary shall have any liabilities or obligations other than the following liabilities and obligations, none of which shall be past due or otherwise in default:

               (1) liabilities and obligations arising under the terms of (and not as a result of any default under) the following Contracts: (A) Contracts listed on Schedule 2.2(b)(1), (B) Contracts entered into in the ordinary course of business prior to the date of this Agreement with advertisers for the sale of advertising time on the Stations or production services for cash at rates consistent with past practices and which may be canceled by the Stations without penalty on not more than 30 days' notice, and (C) Contracts entered into by the Company or a Subsidiary between the date of this Agreement and the Closing Date in compliance with Section 6.1;

               (2) liabilities for Taxes that are not yet due and payable; and

               (3) Adjustment Liabilities reflected on the Estimated Closing Statement.

           (c) Without limiting the generality of Section 2.2(b), the liabilities and obligations of the Company and the Subsidiaries at Closing shall not include (A) any obligations or liabilities under any Contract not described in Section 2.2(b)(1), (B) any credit agreements, note purchase agreements, indentures, capital leases or other financing arrangements, (C) any agreements entered into other than in the ordinary course of business of the Stations, and
(D) any agreements with Shareholders or any Affiliate of Shareholders or the Company.

       2.3 Purchase Price and Escrow Deposit.

           (a)Purchase Price. The purchase price for the Common Stock and the Preferred Stock (the "Purchase Price") shall be Ninety-Five Million Nine Hundred Thousand Dollars ($95,900,000). Buyer shall pay or cause to be paid to Shareholders at the Closing the Purchase Price, adjusted preliminarily by the Working Capital Adjustment determined as of the Effective Time in accordance with Section ? hereof, less the Escrow Deposit and the Closing Escrow (as defined below), by federal wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Shareholders' Agents to Buyer at least two (2) business days prior to the Closing Date.

           (b)Escrow Deposit. Simultaneously with the execution and delivery of this Agreement, Buyer has deposited with the Escrow Agent the sum of Four Million Dollars ($4,000,000) (the "Escrow Deposit") in accordance with the Earnest Money Escrow Agreement of even date herewith among Buyer, Shareholders' Agents and the Escrow Agent (the "Escrow Agreement"). The Escrow Deposit shall be held and disbursed in accordance with the terms of the Escrow Agreement.

       2.4 Determination of Purchase Price Adjustments.

           (a)Working Capital. For purposes of this Agreement, "Working Capital" means Adjustment Assets less Adjustment Liabilities, and "Indebtedness" means the aggregate amount of the Company's outstanding long-term indebtedness for money borrowed plus interest accrued thereon (to the extent not included in Adjustment Liabilities) including the remaining balance, if any, of any indebtedness owed under the ESOP Participant Notes. "Base Working Capital" shall mean negative Three Hundred Eighty-Three Thousand Seven Hundred Sixty-Two Dollars ($-383,762). "Working Capital Adjustment" means the amount determined as provided in the following sentence. The Purchase Price shall be (i) increased by the amount by which the Working Capital as of the Effective Time less the Indebtedness as of the Effective Time exceeds the Base Working Capital and (ii) decreased by the amount by which the Working Capital as of the Effective Time less the Indebtedness as of the Effective Time is less than the Base Working Capital.

           (b)"Adjustment Assets" means cash, Accounts Receivable (except for intercompany and related party receivables), Tax refunds due to the Company for any Taxable year ending on or including the Closing Date (other than those described in Schedule 2.4(b)), and prepaid expenses of the Company, and "Adjustment Liabilities" means accounts payable and accrued expenses of the Company, any prepayment penalties on Indebtedness (assuming repayment thereof at the Effective Time) and all unrecorded liabilities of the Company that are properly accruable under GAAP, with appropriate year-end adjustments as of the Effective Time, all determined in a manner consistent with GAAP (including the amount of any federal excise tax that may be assessed as a result of the sale to Buyer of the Common Stock held by the ESOP), subject to the following provisions:

               (1) Items that may be considered prepaid or accrued, as applicable, as of the Effective Time, shall include, to the extent applicable, tower rental; business and license fees; utility charges, fees, and deposits; real and personal property taxes and assessments levied against the Assets; property and equipment rentals and other payments (including deposits) under leases; applicable copyright or other fees; annual FCC regulatory fees; music license fees; sales and service charges, Taxes, and deferred Taxes; employee compensation, including wages, salaries, accrued sick leave, severance pay, and earned vacation time; and similar prepaid and deferred items;

               (2) Accounts Receivable shall be included in Adjustment Assets net of reserves for doubtful accounts calculated in accordance with the accounting policies of the Company used in the preparation of the balance sheet of the Company as of April 30, 1998;

               (3)  Prepaid   expenses  by  the  Company   under  any  contract,
agreement, arrangement, or commitment that, in accordance with its terms, terminates or otherwise ceases to be enforceable by the Company after the Effective Time as a result of the consummation of the purchase and sale of the Common Stock and the Preferred Stock shall not be included in Adjustment Assets;

               (4) Adjustment Assets shall not include any prepayments under Contracts not referred to in Section 2.2(b)(1)(A), and Adjustment Liabilities shall not include any deferred payments under Contracts not referred to in
Section 2.2(b)(1)(A); and

               (5) To the extent consistent with GAAP, revenues and expenses shall be treated as prepaid or accrued so as to reflect the principle that revenues and expenses attributable to the period prior to the Effective Time shall be for the account of Shareholders and revenues and expenses attributable to the period after the Effective Time shall be for the account of Buyer.

           (c)Estimated Closing Statement. No less than five (5) days prior to the Closing, Shareholders' Agents shall prepare and deliver to Buyer an estimated closing statement of the Company, in the form attached as Schedule 2.4 (the "Estimated Closing Statement"). The Estimated Closing Statement shall be prepared by Shareholders' Agents in good faith in consultation with Buyer and
(1) shall be accompanied by all information reasonably necessary to determine the amount of Working Capital and Indebtedness as of the Effective Time, to the extent such amounts can be determined or estimated as of the date of the Estimated Closing Statement, and such other information as may be reasonably requested by Buyer, and (2) shall be certified by Shareholders' Agents to be true and complete to Shareholders' Agents' knowledge as of the date thereof.

           (d)Final Closing Statement. Within sixty days after the Closing Date, Buyer shall prepare and deliver to Shareholders' Agents a final closing statement of the Company prepared on a basis consistent with the form of the Estimated Closing Statement (the "Final Closing Statement"). The Final Closing Statement shall be prepared by Buyer's independent certified accountants in good faith and (A) shall be accompanied by all information reasonably necessary to determine the amount of Working Capital and Indebtedness as of the Effective Time and such other information as may be reasonably requested by Shareholders' Agents, and (B) shall be certified by Buyer to be true and complete to Buyer's knowledge as of the date thereof. Shareholders' Agents shall cooperate with Buyer in the preparation of the Final Closing Statement.

           (e)Shareholders' Right to Object. Buyer shall allow the Shareholders and Shareholders' Agents access at all reasonable times after the Closing Date to the books, records, accounts, accountants' worksheets, and physical facilities of the Company to allow Shareholders to examine the accuracy of the Final Closing Statement. Within twenty (20) days after the date that the Final Closing Statement is delivered to Shareholders' Agents by Buyer pursuant to
Section 2.4(d) hereof, Shareholders' Agents shall complete their examination thereof and may deliver to Buyer a written report setting forth any proposed adjustments to the Final Closing Statement. If Shareholders' Agents notify Buyer of their acceptance of the amount of Working Capital and Indebtedness as of the Effective Time shown on the Final Closing Statement, or if they fail to deliver their report of proposed adjustments to the Final Closing Statement within the twenty-day period specified in the preceding sentence, the amount of Working Capital and Indebtedness as of the Effective Time shown on the Final Closing Statement shall be conclusive and binding on the parties as of the last day of the twenty-day period.

           (f)Resolution of Disputes. Buyer and Shareholders' Agents shall use good faith efforts to resolve any dispute involving the amount of Working Capital and Indebtedness as of the Effective Time. If Shareholders' Agents and Buyer fail to agree on the amount of the Company's Working Capital and Indebtedness as of the Effective Time within ten days after Buyer receives Shareholders' Agents' report pursuant to Section 2.4(e), then Shareholders' Agents and Buyer agree that either of them may at any time thereafter request Arthur Andersen, LLP to make the final determination, under the terms and provisions of this Agreement, of the

Working Capital and Indebtedness of the Company as of the Effective Time. The decision of such firm shall be final and binding on Shareholders and Buyer. The costs and expenses of such firm and their services rendered pursuant to this paragraph shall be borne equally by Shareholders and Buyer.

       2.5 Final Payment.

           (a)If the Purchase  Price as finally  determined  pursuant to Section
2.4 is greater than the amount paid by Buyer to Shareholders at the Closing, then Buyer shall pay to Shareholders within five (5) days after the date on which the Working Capital Adjustment as of the Closing Date is finally determined pursuant to Section 2.4, an amount equal to such excess.

           (b)If the Purchase  Price as finally  determined  pursuant to Section
2.4 is less than the amount paid by Buyer to Shareholders at the Closing, then Shareholders shall pay to Buyer within five (5) days after the date on which the Working Capital Adjustment as of the Closing Date is finally determined pursuant to Section 2.4, an amount equal to such difference.

           (c)Any payments required pursuant to Sections 2.5(a) or (b) shall be by the transfer of immediately available federal funds for credit to the recipient, at a bank account designated by the recipient in writing.

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to Buyer as follows:

       3.1 Organization and Authority of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas, and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Company and each Subsidiary has the requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business in the places where such properties are now owned, leased, or operated and such business is now conducted. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby according to their respective terms. The Company has delivered to Buyer complete and correct copies of the Articles of Incorporation, Bylaws, stock records, and corporate minutes of the Company and each Subsidiary, which are true and correct and reflect all material corporate action taken by the Company and each Subsidiary.

       3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

       3.3 Capitalization.

           (a)Schedule 3.3 contains a complete and accurate description of the capitalization of the Company and its Common Stock and Preferred Stock. All outstanding shares of the Common Stock and Preferred Stock are validly issued, fully paid and nonassessable. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having voting rights. As of the date hereof, except as disclosed on Schedule 3.3, and except as contemplated by this Agreement, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of the Common Stock or the Preferred Stock, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

           (b)Except as disclosed on Schedule 3.3, all the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable and owned by the Company, free and clear of any claims, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of the Subsidiaries of the Company which have been issued, granted or entered into by the Company or any of its Subsidiaries.

           (c)Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

       3.4 Absence of Conflicting Agreements; Consents. Subject to obtaining the Consents listed on Schedule 3.4 and the FCC Consent and compliance with the HSR Act, the execution, delivery and performance by the Company of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Articles of Incorporation or Bylaws of the Company; (c) will not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any Contract.

       3.5 Governmental Licenses. Schedule 3.5 includes a true and complete list of the Licenses. The Company has made available to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and each Subsidiary holds the Licenses listed opposite the name of such Subsidiary on Schedule 3.5. The Licenses listed on Schedule 3.5 comprise all of the licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct in all material respects of the business and operations of the Stations in the manner and to the extent they are now conducted. Except as disclosed on Schedule 3.5, the Licenses are in full force and effect, and the conduct of the business and operations of the Stations is in accordance therewith in all material respects. The Company expects that the Licenses will be renewed by the FCC or other granting authority in the ordinary course absent a change in existing law, rules, regulations, policies or procedures of the FCC or other granting authority.

       3.6 Real Property. Schedule 3.6 contains a complete and accurate description of all Real Property and all buildings or other structures located thereon (including street address, legal description of the owned Real Property, owner, and the Company's or Subsidiary's use thereof). The Real Property listed on Schedule 3.6 comprises all interests in real property necessary to conduct the business and operations of the Stations as now conducted. Except as described on Schedule 3.6, the Company has good and marketable fee simple title to all fee estates included in the Real Property, good leasehold title to all leased Real Property, and enforceable rights to the use of all other Real Property, in each case free and clear of all liens, mortgages, pledges, and leases created by the Company or the Shareholders except for liens for current
Taxes not yet due and payable. The Company has delivered to Buyer true and complete copies of all deeds, if any, pertaining to the fee estates included in the Real Property. With respect to each parcel of leased Real Property, Schedule
3.8 sets forth the material terms of such lease and with respect to each parcel of leased Real Property, so long as the Company or the relevant Subsidiary, as the case may be, fulfills its obligations under the lease therefor, it has enforceable rights to nondisturbance and quiet enjoyment against its lessor or sublessor, and, to the Company's knowledge, except as set forth in Schedule 3.6, no third party holds any interest in any leased Real Property with the right to foreclose upon the Company's or Subsidiary's leasehold or subleasehold interest. To the extent required, there are now in full force and effect duly issued certificates of occupancy permitting the Real Property and improvements effected thereon to be legally used and occupied as the same are now constituted. To the Company's knowledge all of the Real Property has rights of access to dedicated public highways and no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the Real Property from and to the existing highways and roads and there is no pending or threatened restriction or denial upon such ingress or egress. All Real Property (including the improvements thereon) is in good condition and repair consistent with its present use, and is available for immediate use in the conduct of the business and operations of the Stations.

       3.7 Tangible Personal Property. Schedule 3.7 lists all material items of Tangible Personal Property. The Tangible Personal Property listed on Schedule
3.7 comprises all material items of tangible personal property necessary to conduct the business and operations of the Stations as now conducted. Except as described in Schedule 3.7, the Company and each Subsidiary owns and has good title to each item of Tangible Personal Property owned by it and none of the Tangible Personal Property owned by the Company or a Subsidiary is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current Taxes not yet due and payable. With allowance for normal repairs, maintenance, wear, and obsolescence, each material item of Tangible Personal Property is in good operating condition and repair on the date hereof, and is available for immediate use in the business and operations of the Stations. The Company and each Subsidiary has complied, and the use of such Tangible Personal Property by the Company and each Subsidiary complies, in all material respects with all of the FCC and Federal Aviation Administration regulations and requirements and all local zoning regulations relating to the Stations (including but not limited to the registration of and height restrictions relating to antenna towers).

       3.8 Contracts. Schedule 3.8 is a true and complete list of all Contracts (including Trade-Out Agreements) except Contracts with advertisers for production or the sale of advertising time on the Stations for cash at rates consistent with past practices and that may be canceled by the Company or Subsidiary without penalty on not more than thirty
(30) days' notice. The Company has delivered to Buyer true and complete copies of all written Contracts and true and complete descriptions of all oral Contracts (including any amendments and other modifications to such Contracts). All of the Contracts are in full force and effect and are valid, binding, and enforceable in accordance with their terms. Neither the Company nor any Subsidiary is in default under any Contract, and to the Company's knowledge, there is no event that, after notice or lapse of time or both, could constitute such a default. To the Company's knowledge, no other party is in default under any Contract and there exists no event that, after notice, the lapse of time, or both, would constitute such a default. Except as disclosed on Schedule 3.8, other than in the ordinary course of business, the Company is not aware of any intention by any party to any Contract (a) to terminate such Contract or amend the terms thereof, (b) to refuse to renew the Contract upon expiration of its term, or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except for the need to obtain the Consents listed on Schedule 3.4, the purchase and sale of the Common Stock and the Preferred Stock in accordance with this Agreement will not affect the validity, enforceability, or continuation of any of the Contracts.

       3.9 Intangibles. Schedule 3.9 is a true and complete list of all material Intangibles (exclusive of Licenses listed in Schedule 3.5) that are required to conduct the business and operations of the Stations as now conducted, all of which are valid and in good standing and uncontested. The Company has made available to Buyer copies of all documents establishing or evidencing the Intangibles listed on Schedule 3.9. Other than with respect to matters generally affecting the radio broadcasting industry, neither the Company nor any Subsidiary has received any notice or demand alleging that the Company or Subsidiary is infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other Person, and there is no claim or action pending, or to the Company's knowledge, threatened, with respect thereto.

       3.10 Financial Statements. Shareholders have furnished Buyer with true and complete copies of audited consolidated financial statements of the Company and its Subsidiaries containing a balance sheet, statement of income, and statement of cash flows as at and for the fiscal years ended December 31, 1996, and December 31, 1997, and an unaudited balance sheet and statement of income as at and for the four months ended April 30, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company and the Subsidiaries in accordance with GAAP, have been maintained throughout the periods indicated, accurately reflect the books, records, and accounts of the Company and the Subsidiaries (which books, records, and accounts are complete and correct in all material respects), and present fairly the financial condition of the Company and the Subsidiaries as at their respective dates and the results of operations of the periods then ended. None of the Financial Statements understates in any material respect the true costs and expenses of conducting the business or operations of the Stations as currently conducted by the Company and the Subsidiaries or otherwise inaccurately reflects the operations of the Stations in any material respect. Assuming repayment in full at the Effective Time, there are no prepayment penalties that will be assessed with respect to the Indebtedness.

       3.11 Undisclosed Liabilities. Neither the Company nor any Subsidiary has any debt, liability or obligation, whether accrued, absolute, contingent or otherwise, including any liability or obligation on account of Taxes or any governmental charges, penalty, interest or fines, except: (i) those liabilities reflected in the Financial Statements; or (ii) liabilities incurred in the ordinary course of business (other than contingent liabilities) since April 30, 1998, which are reflected in Schedule 3.11 hereto.

       3.12 Accounts Receivable. All Accounts Receivable have arisen from bona fide transactions in the ordinary course of business. Assuming that commercially reasonable efforts are made to collect the Accounts Receivable, all Accounts Receivable reflected on the Company's balance sheets are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of doubtful accounts. Any prepayments of revenue received by the Company or a Subsidiary have been treated as a reduction of the Company's or Subsidiary's Accounts Receivable or are included in liabilities on the Company's Financial Statements.

       3.13       Taxes.  Except as set forth in Schedule 3.13:

           (a) All Tax Returns with respect to income Taxes, and all other material Tax Returns that are required to be filed by or with respect to the Company and the Subsidiaries have been timely filed, and the Company has delivered to Buyer true and complete copies of all of the Tax Returns of the Company and the Subsidiaries for the past six (6) years.

           (b) All income Taxes and other material Taxes for which the Company or any Subsidiary is liable that are due and payable or required to be withheld on or before the Closing Date without regard to any extensions (other than such Taxes that are being contested or protested in good faith by appropriate proceedings and for which a reserve or other appropriate provision has been made in the Financial Statements of the Company), whether or not arising under the Tax Returns referred to in subsection (a), have been or will be paid or withheld in full on or before the Closing Date. The Financial Statements reflect an adequate reserve for all unpaid Taxes payable by the Company or any Subsidiary for all taxable periods and portions thereof through the date of such Financial Statements. Any unpaid Taxes of the Company or a Subsidiary for all periods ending on or prior to the Closing Date and not reflected on the Financial Statements will be included in Adjustment Liabilities.

           (c) Neither the Company nor any of its Affiliates has waived or been requested to waive any statute of limitations in respect of Taxes of the Company or its Subsidiaries.

           (d) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns referred to in subsection (a) and all deficiencies asserted or assessments made as a result of any examinations by taxing authorities have been paid in full.

           (e) None of the Company or any Subsidiary has ever been a member of an affiliated group of corporations that filed a consolidated return on which the statute of limitations does not bar a federal tax assessment and no affiliated group of corporations of which the Company or a Subsidiary has been a member has discontinued filing consolidated returns during the past five

(5) years. Schedule 3.13 also includes a list of each corporation that has been a part of any affiliated group with the Company or any Subsidiary.

           (f) The Company and the Subsidiaries do not have any liability for Taxes, whether currently due or deferred, of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law),
(ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

           (g) No consent under Section 341(f) of the Code has ever been filed with respect to the Company or any Subsidiary. The Company and the Subsidiaries will not be required to include any amount in their income or exclude any amount from their deductions in any taxable period ending after the Closing Date by reason of a change in method of accounting or use of the installment method of accounting in any period ending on or prior to the Closing Date.

       3.14 Bank Accounts; Powers of Attorney. Schedule 3.14 contains a correct and complete list of all accounts or deposits of the Company with banks or other financial institutions, safe deposit boxes of the Company, persons authorized to sign or otherwise act with respect thereto as of the date hereof, and powers of attorney for the Company. No change in such accounts or deposits, safe deposit boxes or persons authorized to sign will be made prior to the Closing other than changes in the ordinary course of business consistent with past practice.

       3.15 Insurance. Schedule 3.15 is a true and complete list of all insurance policies of the Company. All policies of insurance listed in Schedule
3.15 are in full force and effect and provide insurance coverage for the properties, assets and operations of the Company, of the kinds, in the amounts and against the risks customary in the broadcast industry, and none of such policies (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. During the past three years, no insurance policy of the Company or the Stations has been canceled by the insurer and no application of the Company or any Subsidiary for insurance has been rejected by any insurer. Such policies are sufficient in all material respects for compliance by the Company and each Subsidiary with all requirements of law and with the requirements of all Material Contracts to which the Company or any Subsidiary is a party.

       3.16 Reports. All material returns, reports, and statements that the Stations are currently required to file with the FCC or Federal Aviation Administration have been filed, and all reporting requirements of the FCC and Federal Aviation Administration have been complied with in all material respects. The Company or the Subsidiaries have timely paid to the FCC all annual regulatory fees payable with respect to the FCC Licenses.

       3.17 Personnel.

           (a)Employees and Compensation. Schedule 3.17 contains a true and complete list of all employees of the Company and the Subsidiaries (collectively, "Employees") and all persons retained as independent contractors by the Company or the Subsidiaries which list sets forth the compensation including bonuses and incentives currently paid to such Employees and a list of all compensation arrangements sponsored or maintained by the Company or the Subsidiaries, or contributed to by the Company or the Subsidiaries including any "employee welfare benefit plan," as defined in Section 3(1) of ERISA (a "Welfare Plan"); "multiemployer pension plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"); "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a "Pension Plan"); and payroll practice, severance, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation that is not a Welfare Plan, Pension Plan, or Multiemployer Plan ("Benefit Arrangements").

           (b) Compliance. Each Welfare Plan, Multiemployer Plan and Pension Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by all laws that are applicable to such plans, including ERISA and the Internal Revenue Code of 1986, as amended.

           (c) Benefit Arrangements. Each Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by all laws that are applicable to such Benefit Arrangement.

           (d) Copies of Relevant Documents and Other Information. The Company has made available to Buyer true and complete copies of each of the following documents:

               (1) Each Welfare Plan, Multiemployer Plan and Pension Plan (and, if applicable, related trust, insurance or other funding agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees; and

               (2)  Each   Benefit   Arrangement   (if   written)   and  written
descriptions   thereof  that  have  been  distributed  to  Employees  (including descriptions of the number and level of Employees covered thereby), and a description of any Benefit Arrangement that is not in writing.

       3.18 Labor Relations. Except as set forth in Schedule 3.18, neither the Company nor any Subsidiary is a party to or subject to any written or oral employment agreement with any Employee. The Company and its Subsidiaries have complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety and discrimination, and they have not received any notice alleging a failure to comply with any such laws, rules, or regulations. Except as set forth in Schedule 3.18, no controversies, disputes, or proceedings are pending or, to the Company's knowledge, threatened, between the Company or any Subsidiary and any Employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the Employees. To the knowledge of the Company, there is no union campaign being conducted to represent any Employees or to solicit cards from any Employees to authorize a union to request a National Labor Relations Board certification election with respect to any Employees.

       3.19 Claims and Legal Actions. Except as disclosed on Schedule 3.19 and except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or Tax proceeding, nor any order, decree, or judgment, in progress or pending, or to the knowledge of the Company threatened, against or relating to the Company, the Subsidiaries, the Assets, or the business or operations of the Stations, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       3.20 Environmental Matters. To the Company's knowledge:

           (a) The Company and its Subsidiaries have complied in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, claim, demand, or notice has been filed or commenced against the Company or its Subsidiaries alleging any failure to comply with any such law, rule, or regulation.

           (b) Neither the Company nor any Subsidiary has any liability (and there is no reasonable basis related to their past or present operations, properties, or facilities for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company or its Subsidiaries giving rise to any such liability) under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, or the Emergency Planning and Community Right-to-Know Act (each as amended) or any other law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

           (c) Neither the Company nor any Subsidiary has any liability (and neither has handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Company or any Subsidiary giving rise to any such liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

           (d) All properties and equipment of the Company and the Subsidiaries are and have been free of asbestos and asbestos-related products, PCB's, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (as defined in Section 302 of the Emergency Planning and Community Right-to-Know Act).

           (e) The operation of the Stations and all tower sites used by the Stations are in compliance with ANSI Standards C95.1-1982 to the extent required to be met under applicable rules and regulations of the FCC, and to the Company's knowledge, no unresolved claims have been made to the contrary.

       3.21 Compliance with Laws. To the Company's knowledge, the Company and the Subsidiaries have complied in all material respects with the Licenses and all applicable federal, state and local laws, rules, regulations and ordinances, and all requirements of all governmental bodies or agencies having jurisdiction over any of them, the operation of the Stations, or the use of the Assets, including without limitation, all material zoning ordinances, and laws applicable to occupational safety and health, trade practices and building sanitation. The Company and each Subsidiary have properly filed all material reports and other documents required to be filed with any federal, state, local or foreign government or subdivision or agency thereof. Except as set forth in
Schedule 3.21, neither the Company nor any Subsidiary has received notice, not heretofore complied with, from any federal, state or municipal authority or any insurance or inspection body that any of the Assets, or business procedures or practices of the Company or Subsidiary fail to comply in any material respect with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

       3.22 Conduct of Business in Ordinary Course. Since December 31, 1997, the Company and the Subsidiaries have conducted their business and operations only in the ordinary course and, except as disclosed in Schedule 3.22, have not:

           (a)suffered any Material Adverse Change;

           (b)made any increase in compensation payable or to become payable to any of its employees, or any bonus payment made or promised to any of its Employees, except as required by law, existing Contracts or in the ordinary course of regular compensation reviews, or any material change in personnel policies, employee benefit plans, or other Benefit Arrangements;

           (c)made any sale, assignment, lease, or other transfer of assets other than in the normal and usual course of business with suitable replacements being obtained therefor;

           (d)canceled any debts owed to or claims held by the Company or any Subsidiary, except in the normal and usual course of business;

           (e)made  any  material   changes  in  any  method  of  the  Company's
accounting   practices,   nor  any  amendments  to  the  Company's  Articles  of
Incorporation or Bylaws;

           (f)suffered any material write-down of the value of any Assets;

           (g)transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right; or

           (h)paid any dividend or made any other distribution or payment in respect of, nor effected any subdivision, consolidation, redemption, reclassification, purchase or other recapitalization of, the Common Stock or the Preferred Stock of the Company, nor declared or authorized any of the foregoing, except for distributions to Shareholders by the Company.

       3.23 Transactions with Affiliates. Except as disclosed in the Financial Statements, and in Schedule 3.23, the Company has not been involved in any business arrangement or relationship with any Affiliate of the Company, and no Affiliate of the Company owns any property or right, tangible or intangible, that is used in the business of the Stations.

       3.24 Broker. Neither the Company nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

       Each Shareholder, with respect only to its ownership of Common Stock or Preferred Stock, as the case may be, represents and warrants to Buyer as follows:

       4.1 Ownership of Common Stock. Each Shareholder listed on Schedule 4.1 hereto is the lawful owner of the number of shares of Common Stock listed opposite the name of such Shareholder in Schedule 4.1 attached hereto, except that one former employee of the Company holds the right to put to the Company
16.511 shares of Class B Common Stock, which put has not yet been exercised. Except as disclosed on Schedule 4.1, such shares are held by such Shareholder free and clear of any claims, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever. Except as disclosed on Schedule 4.1, each such Shareholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey its shares of Common Stock.

       4.2 Ownership of Preferred Stock. Each Shareholder listed on Schedule 4.2 hereto is the lawful owner of the number of shares of Preferred Stock listed opposite the name of such Shareholder in Schedule 4.2 attached hereto, free and clear of any claims, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever. Except as disclosed on
Schedule 4.2, each such Shareholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey its shares of Preferred Stock.

       4.3 Authority; Binding Effect. All necessary action required to have been taken by or on behalf of such Shareholder by applicable law or otherwise to authorize (a) the approval, execution, and delivery on behalf of such Shareholder of this Agreement and (b) the performance by such Shareholder of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement has been taken. This Agreement constitutes a valid and binding agreement of such Shareholder, enforceable against it in accordance with its terms, except as enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

       4.4 No Conflicts, Required Filings and Consents. Subject to obtaining the Consents listed on Schedule 3.4, the FCC Consent and compliance with the HSR Act, the execution, delivery and performance of this Agreement by such Shareholder and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party, (b) will not conflict with any provision of the organizational documents of such Shareholder (to the extent applicable), (c) will not conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or government instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement, instrument or license, to which it is a party or by which such Shareholder or any of its properties or assets is bound or affected.

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Shareholders as follows:

       5.1 Organization, Standing, and Authority. Buyer is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has the requisite corporate power and authority to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms and to own the Common Stock and the Preferred Stock.

       5.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

       5.3 Absence of Conflicting Agreements and Required Consents. Subject to the receipt of the Consents listed on Schedule 5.3, the receipt of the FCC Consent and compliance with the HSR Act, the execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with the Articles of Incorporation or By-laws of Buyer; (c) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound.

       5.4  Brokers.  Except for  Michael J.  Bergner of Bergner & Co.,  neither
Buyer nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement. Buyer shall be responsible for any brokerage fee due to Bergner & Co.

       5.5 Investment Purpose. Buyer is acquiring the Common Stock and the Preferred Stock for investment for its own account and not with a view to the sale or distribution of any part thereof, and not including collateral assignments, transfers to Affiliates of Buyer or pledges of the Common Stock or the Preferred Stock for financing purposes, Buyer has no present intention of selling, granting participating in, or otherwise distributing the Common Stock or the Preferred Stock.

       5.6 Qualifications. To its knowledge, Buyer is legally and financially qualified under the Communications Act and FCC rules, regulations and policies to acquire control of the Stations and no waivers of the Communications Act or the FCC rules, regulations and policies will be necessary for Buyer to consummate the transactions contemplated by this Agreement.

SECTION 6.   OPERATION OF THE STATIONS PRIOR TO CLOSING

       6.1 Conduct of Business Prior to Closing. From and after the date hereof prior to the Effective Time, the Company will and will cause its Subsidiaries to conduct their business in the ordinary course in accordance with past practices (except where such conduct would conflict with the following covenants or with other obligations of the Company under this Agreement), and, except as contemplated by this Agreement or with the prior written consent of Buyer, the Company will and will cause its Subsidiaries to:

           (a)Not renew, extend, amend or terminate any Material Contract (or waive any material right thereunder) or enter into any contract or commitment or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness and obligations arising from the amendment of any existing Contract, regardless whether such Contract is a Material Contract) that will be binding on the Company or the Subsidiaries after Closing, except for cash time sales agreements made in the ordinary course of business at rates consistent with the past practices of the Company and the Subsidiaries and that are cancelable by the Stations without penalty on not more than 30-days' notice. Prior to the Closing Date, the Company shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date and shall make available to Buyer copies of such Contracts.

           (b)Not increase or create wages or bonuses payable or to be payable to any person employed in connection with the conduct of the business or operations of the Stations, except for increases in existing annual compensation at a rate not to exceed three percent (3%) with regard to any one person and which increase would otherwise be in accordance with past practices or as required by law or existing Contract.

           (c)Not create or materially amend any Welfare Plan, Pension Plan or Benefit Arrangement except as may be required to comply with applicable law.

           (d)Not create, assume, or permit to exist any mortgage, pledge, lien, or other charge or encumbrance affecting any of the Assets, except for those in existence on the date of this Agreement and disclosed in Schedules 3.6, 3.7 or
3.11 and liens for current Taxes not yet due and payable.

           (e)Not sell, assign, lease, or otherwise transfer or dispose of any of the Assets except where no longer used in the operations of the Stations or in connection with the acquisition of replacement property of equivalent kind and value.

           (f)Not apply to the FCC for any construction permit that would restrict the Stations' present operations, or make any changes in the Stations' buildings, leasehold improvements or fixtures except in the ordinary course of business.

       6.2 Mergers. The Company will not reorganize, liquidate or merge or consolidate with any other Person.

       6.3 Access to Information. The Company and its Subsidiaries will give to Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Stations and all books, records, and documents of the Company and the Subsidiaries, and will furnish or cause to be furnished to Buyer and its authorized representatives all information relating to the Company and Subsidiaries that they reasonably request (including any financial reports and operations reports produced with respect to the Stations).

       6.4 Insurance. The Company shall maintain in full force and effect policies of insurance that insure the business, operations, and assets of the Company as presently being conducted.

       6.5 Indebtedness and Obligations. Neither the Company nor any Subsidiaries shall incur any indebtedness for borrowed money except pursuant to distributions under the ESOP pursuant to the terms of the ESOP. The Company and its Subsidiaries shall pay all their obligations as they become due, consistent with past practices, so that all such obligations shall be current as of the Closing Date.

       6.6 Amendments. The Shareholders shall not amend, change, or modify the Articles of Incorporation or Bylaws of the Company.

       6.7 Securities. The Company will not, and will not agree to, (a) issue, sell, or otherwise dispose of any of its shares of capital stock or the capital stock of any Subsidiary; (b) acquire (through redemption or otherwise) any of its shares of capital stock or the capital stock of any Subsidiary (except as may be required pursuant to any put right created under the ESOP); (c) grant any options, warrants, or other rights to acquire any of its shares of capital stock or capital stock of any Subsidiary or (d) issue, sell, or otherwise dispose of any stock options, bonds, notes, or other securities (except to the ESOP in accordance with existing agreements).

       6.8 Licenses. Neither the Company nor its Subsidiaries shall cause or permit, by any act or failure to act, any of the Licenses required to be listed on Schedule 3.5 to expire or to be revoked, suspended, or adversely modified, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, non-renewal or material adverse modification of any of the Licenses. The Company and the Subsidiaries shall prosecute with due diligence any applications to any governmental authority necessary for the operation of the Stations.

       6.9 No Inconsistent Action. Neither Shareholders nor the Company shall take any action that is inconsistent with their respective obligations under this Agreement in any material respect or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement. Neither Shareholders, the Company nor any of their respective representatives or agents shall, directly or indirectly, solicit, initiate, or participate in any way in discussions or negotiations with, or provide any confidential information to, any Person (other than Buyer or any Affiliate of Buyer and their respective representatives and agents) concerning any possible disposition of the Stations, the sale of any material Assets of the Stations, or any similar transaction.

       6.10 Maintenance of Assets. The Company and the Subsidiaries shall maintain all of the Assets in good condition (ordinary wear and tear excepted), consistent with their overall condition on the date of this Agreement, and use, operate and maintain all of the Assets in a reasonable manner. The Company and the Subsidiaries shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, the Company and the Subsidiaries shall repair, replace, or restore the impaired or damaged Assets to their prior condition as represented in this Agreement as soon thereafter as reasonably possible, and the Company and the Subsidiaries shall use the proceeds of any claim under any property damage insurance policy or other recovery solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

       6.11 Consents. The Company shall use its best efforts to obtain all Consents without any change in the terms or conditions of any Contract or License. The Company shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents.

       6.12 Notification. The Company shall promptly notify Buyer in writing of any material developments with respect to the business or operations of the Company or the Subsidiaries and any material change in any of the information contained in the representations and warranties contained in Section 3 of this Agreement.

       6.13 Financial Information. The Company and the Subsidiaries shall maintain their books and records in accordance with past practices. Shareholders' Agents shall furnish to Buyer within twenty-one (21) days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and expense for the month just ended and such other financial information (including information on payables and receivables and debt balances) as Buyer may reasonably request. All financial information delivered on behalf of Shareholders to Buyer pursuant to this Section shall be prepared from the books and records of the Company and Subsidiaries, shall accurately reflect the books, records, and accounts of the Stations, shall be complete and correct in all material respects, and shall present fairly in all material respects the financial condition of the Stations as at their respective dates and the results of operations for the periods then ended.

       6.14 Trade-Out Agreements. The Company shall use its best efforts to cause advertisers to use, prior to the Closing Date, the broadcast time available under the Trade-Out Agreements. No order or agreement for time sales for trade for broadcast time with a dollar value in excess of Three Thousand Dollars ($3,000) shall be entered into by the Company or any Subsidiary following the execution of this Agreement. The dollar value of such broadcast time entered into following the execution of this Agreement shall in no event exceed Thirty Thousand Dollars ($30,000) in the aggregate as of the Closing Date.

       6.15 Employee Stockholder. The Company shall use its best efforts to cause the former employee of the Company referenced in Section 4.1 to put her shares of Class B Common Stock to the Company prior to the Closing.

SECTION 7.   SPECIAL COVENANTS AND AGREEMENTS

       7.1 FCC Consent and Governmental Approvals.

           (a)The sale of the Common Stock and Preferred Stock as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Shareholders, the Company, and Buyer shall prepare and within ten (10) business days after the date of this Agreement file with the FCC appropriate applications for FCC Consent. The parties shall thereafter prosecute the applications with all reasonable diligence and otherwise use their respective best efforts to obtain grants of the applications as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by that party of any of its representations, warranties, or covenants hereunder, and (ii) compliance with the condition would have a Material Adverse Effect upon it. Buyer and Shareholders shall oppose any petitions to deny or other objections filed with respect to the applications for the FCC Consent and any requests for reconsideration or judicial review of the FCC Consent. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither Shareholders nor Buyer shall have terminated this Agreement under Section 10, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the effective period of the FCC Consent shall limit the exercise by either party of its right to terminate this Agreement under Section 10.

           (b)The Company and Buyer agree to (a) file, or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all filings, if any, which are required in connection with the transactions contemplated hereby under the HSR Act within ten (10) business days of the date of this Agreement (the filing fee for which shall be borne by Buyer); (b) cooperate with each other in connection with all HSR Act filings, which cooperation shall include furnishing the other with any information or documents in such party's possession that may be reasonably required in connection with such filings; (c) promptly file, after any request by the FTC or DOJ, any information or documents requested by the FTC or DOJ (it being understood that Buyer shall be primarily responsible for handling any filings in respect of any such "second request" and shall be solely responsible for the fees of its legal counsel and economic consultant in connection therewith); and (d) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

       7.2 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Shareholders at all times prior to the Closing.

       7.3 Confidentiality. Except as necessary for the consummation of the transactions contemplated by this Agreement, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

       7.4 Cooperation. Buyer and Shareholders shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Shareholders shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, Buyer shall have no obligation (a) to expend funds to obtain any of the Consents or (b) to agree to any adverse change in any License or Contract in order to obtain a Consent required with respect thereto.

       7.5 Control of the Stations. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, or direct, or attempt to control, supervise or direct the operations of the Stations; those operations, including complete control and supervision of all of the Stations programs', employees, and policies, shall be the sole responsibility of Shareholders, the Company and the Subsidiaries.

       7.6 Tax Matters. Shareholders, the Company and the Subsidiaries shall file accurate and complete federal, state and local Tax Returns in a timely manner as required by applicable law and shall concurrently deliver copies of all such Tax Returns to Buyer.

       7.7 Sales Tax Filings. The Company shall continue, if required, to file state sales Tax Returns with respect to the Stations in accordance with the Company's past practices and shall concurrently deliver copies of all such Tax Returns to Buyer.

       7.8 Noncompetition Agreement. At the Closing, Oatman and Buyer shall execute and deliver the Noncompetition Agreement in the form of Schedule 7.8 ("Noncompetition Agreement").

       7.9 Employee Matters. On or prior to the Closing, the Company shall distribute to Lynch, Oatman and Jenkins the keyman life insurance policies applicable to such individuals and the cash surrender value therein.

       7.10 Payment of Excise Tax. Buyer agrees to pay when due the amount of any federal excise tax that may be assessed as a result of the sale to Buyer of the Common Stock held by the ESOP.

       7.11 ESOP Participant Notes. Buyer agrees to pay in accordance with the terms of the ESOP Participant Notes all amounts outstanding under the ESOP Participant Notes as of the Closing Date.

       7.12 Environmental Audits. Buyer will promptly retain, at Buyer's expense, a firm engaged in the regular business of environmental engineering to conduct such environmental audits of the Company's and the Subsidiaries' operations and the Real Property occupied by the Company and the Subsidiaries as Buyer in its sole discretion shall consider necessary or appropriate.
Buyer shall promptly deliver to the Company the results of such environmental audits.

       7.13 Notice of Proceedings. Each party will promptly notify the other parties in writing upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or
(b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

       7.14 Title Insurance and Surveys. Buyer shall have sixty (60) days after the date hereof (the "Review Period") in which to obtain:

           (a)surveys (the "Surveys") of each parcel of leased Real Property and Real Property owned in fee by the Company (together with all material easements appurtenant to such Real Property) prepared in accordance with ALTA/ACSM standards, certified to Buyer and to the title insurance company, each dated no more than ninety (90) days prior to the Closing and each detailing the legal description, the perimeter boundaries, all improvements located thereon, all easements and encroachments, rights of way, utilities, rights and other matters (whether above or below ground) encumbering or affecting each such parcel of Real Property and such matters as may be reasonably requested by Buyer or the title insurance company, each containing a surveyor certificate reasonably acceptable to Buyer and the title insurance company, each prepared by a registered land surveyor satisfactory to Buyer licensed to practice in such state in which the Real Property is located; and

           (b)current title insurance commitments (the "Title Commitments"), issued by a title insurance company or companies reasonably satisfactory to Buyer, agreeing to issue to Buyer standard form owner's policies of title insurance with respect to each parcel of leased Real Property and Real Property owned in fee by the Company (together with all material easements appurtenant to such Real Property) (the "Title Policies"), together with a copy of each document to which reference is made in such commitments. The Title Policies shall be standard ALTA Form 1992 owner's policies in the full amount of that portion of the Purchase Price allocated respectively to each parcel of Real Property, insuring good and marketable title thereto (including all material easements appurtenant to such Real Property) and shall include extended coverage deleting all of the standard exceptions. Buyer may reasonably request endorsement to the Title Policies including but not limited to the following: gap coverage, zoning 3.1, access, location, owner's comprehensive and contiguity, provided that the inability or unwillingness of the title insurance company to issue such endorsement shall not be a matter to which Buyer may object as set forth below.

           On or before the expiration of the Review Period, Buyer shall furnish the Company with a written statement of any title or such survey objections affecting the Real Property, other than the Permitted Exceptions, defined below. Should Buyer fail to notify the Company of any such title objections within the Review Period, Buyer shall be deemed to have waived objections to the matters affecting the Real Property revealed by the Title Commitments and Surveys. The Company shall have twenty (20) business days after receipt of any such written objections (hereinafter referred to as the "Title Cure Period") in which the Company shall use commercially reasonable efforts to cure all valid title objections. In the event that the Company fails to cure all valid title objections within the Title Cure Period, Buyer shall, by written notice to the Company given within ten (10) business days after the expiration of the Title Cure Period, elect one of the following: (a) to waive such title objections and close the transaction, without deduction of any amounts from the Purchase Price, on the Closing Date; or (b) to terminate this Agreement, in which event, neither the Company nor the Buyer shall have any rights, duties or obligations under this Agreement, except for any rights or obligations hereunder which, by their terms, survive any termination, cancellation, rescission, expiration or consummation of this Agreement and the lien or right, if any, of Buyer against or to the Real Property shall wholly cease. The Company shall not be required to bring any action or proceeding, or otherwise to incur any expense, to render title to the Real Property free of any matters objected to by Buyer other than the execution by the Company of affidavits and certificates customarily executed in similar transactions and reasonably approved by the Company, unless the matter objected to is a breach of the Company's representations and warranties herein. Mortgages and financing statements encumbering the Real Property which are to be released by the Company at the Closing shall not constitute valid title objections so long as any such mortgages and financing statements are not exceptions to title on the Closing Date. Notwithstanding the foregoing, Buyer's failure to object to any matters affecting the Real Property revealed by the Title Commitments or Surveys or Buyer's waiver of any such matters shall not in any way operate as a waiver, modification, termination, merger, or other limitation on the Company's representations or warranties regarding the Real Property, which representations and warranties the Company acknowledges shall remain unchanged hereby and in full force and effect.

           For purposes of this Paragraph, the term "Permitted Exceptions" shall, for each of the parcels of Real Property, mean:

           (a)Liens for ad valorem Taxes not yet due and payable which have been sufficiently accrued or reserved against in the Estimated Closing Statement;

           (b)Matters of record pertaining to such Real Property (excepting monetary encumbrances such as mortgages, deeds of trust, security interests, liens and money judgments) to the extent any of the same do not materially and adversely affect the marketability or operation of the Real Property (and improvements thereon) to which they relate or interfere with the present use and enjoyment thereof;

           (c)All matters that would be shown by an accurate survey or inspection of such Real Property, including but not limited to easements, encroachments, overlaps, riparian rights, and boundary disputes, if any, to the extent any of the same do not materially and adversely affect the marketability or operation of the Real Property (and improvements thereon) to which they relate or interfere with the present use and enjoyment thereof; and

           (d)All building, zoning, and other state, county or Federal Laws, codes and regulations, affecting any portion of such Real Property provided the same are not violated.

           The Company shall cooperate with Buyer to enable Buyer to obtain the Surveys and Title Policies. Such cooperation by the Company shall include, without limitation, providing the title insurance company with such affidavits and certificates customarily executed in similar transactions as the title insurance company may reasonably require and the Company may reasonably approve; provided, however, that the Company shall not be obligated to execute any affidavits or certificates which would extend the survival of the Company's representations and warranties or its indemnity obligations under this Agreement. The cost of obtaining the Surveys and the Title Policies described above shall be allocated between Buyer and the Company in accordance with the custom of the local jurisdiction in which the Real Property is located; provided, however, that the Company shall not be responsible for any such costs exceeding Fifteen Thousand Dollars ($15,000) regardless of local custom, and all remaining costs shall be paid by Buyer.

       7.15 Employees. The Company and the Shareholders shall use their commercially reasonable best efforts to collect from any Employee all cash advances made to such Employee prior to the Closing.

       7.16 Buyer Board of Directors. Buyer agrees that effective as of the Closing Date, Oatman shall be elected by Buyer to serve as an outside director of the Board of Directors of Buyer's wholly-owned subsidiary Journal Broadcast Group, Inc. ("Group") for a term of 5 years and that his benefits as an outside director will include continued health insurance coverage for Oatman and his spouse. Oatman shall pay personally the full premiums for such health insurance coverage charged by Group to qualified beneficiaries entitled to continuation coverage under ERISA ss. 601 et. seq. or Section 4980B of the Internal Revenue Code of 1986, as amended, or any successor statute or regulation.

SECTION 8.   CONDITIONS TO OBLIGATIONS OF BUYER AND SHAREHOLDERS

       8.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject at Buyer's option to the fulfillment prior to or on the Closing Date of each of the following conditions:

           (a)Representations and Warranties. All representations and warranties of Shareholders and the Company contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

           (b)Covenants and Conditions. Shareholders and the Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

           (c)Consents. All Consents shall have been obtained and delivered to Buyer (other than any Consent required under any Contract listed on Schedule 3.8 that is not a Material Contract) without any adverse change in the terms or conditions of any Contract or any License.

           (d)FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 7.1 hereof, Shareholders and the Company shall have complied with any conditions imposed on them by the FCC Consent, and the FCC Consent shall have become a Final Order.

           (e)Governmental Authorizations. The Subsidiaries shall hold their respective FCC Licenses and there shall not have been any non-renewal or renewal for less than a full term of any FCC License or any modification of any FCC License that could have a Material Adverse Effect. No proceeding shall be pending or threatened the effect of which could reasonably be expected to result in the revocation, cancellation, failure to renew, suspension or material adverse modification of any FCC License.

           (f)Deliveries. Shareholders and the Company shall have made or stand willing to make all the deliveries to Buyer described in Section 9.2.

           (g)Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no Material Adverse Change.

           (h)HSR Act. The waiting period under the HSR Act shall have expired or terminated without unresolved action by the DOJ or the FTC to prevent the Closing.

           (i)ESOP.

               (1) Employee Plan Fiduciary Condition. The appropriate fiduciaries of the ESOP shall have (A) received a current valuation report and fairness opinion in such form as may be acceptable to such fiduciaries from a source mutually acceptable to such fiduciaries and Buyer, and (B) determined, in the exercise of their sole discretion, that the consummation of the transactions contemplated herein at the Closing is fair to and in the best interests of the participants and beneficiaries of the ESOP.

               (2) Indebtedness. The appropriate fiduciaries of the ESOP shall have (i) agreed that the proceeds the ESOP receives at the Closing will be used to immediately repay in full any outstanding debt owed by the ESOP to Intrust Bank and (ii) adopted appropriate resolutions to take all necessary steps to terminate the ESOP.

           (j)Environmental Conditions. The results of the environmental audit conducted pursuant to Section 7.12 shall not have disclosed any condition, process or practice with respect to the Company or any Subsidiary or any Real Property owned by the Company or any Subsidiary which is not in material compliance with applicable environmental laws and (1) is not capable of being remediated by the Company by the Upset Date (as defined in Section 10.1(c)) or (2) is material and the Company has refused to remediate such condition, process or practice.

       8.2 Conditions to Obligations of Shareholders. All obligations of Shareholders at the Closing hereunder are subject, at Shareholders' option, to the fulfillment prior to or on the Closing Date of each of the following conditions:

           (e)Representations and Warranties. All representations of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

           (f)Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

           (g)Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 9.3.

           (h)FCC Consent. The FCC Consent shall have been granted without the imposition on Shareholders or the Company of any conditions that need not be complied with by Shareholders or the Company under Section 7.1 hereof, Buyer shall have complied with any conditions imposed on it by the FCC Consent, and the FCC Consent shall have become a Final Order.

           (i)HSR Act. The waiting period under the HSR Act shall have expired or terminated without unresolved action by the DOJ or the FTC to prevent the Closing.

           (f)ESOP.

               (1) Employee Plan Fiduciary Condition. The appropriate fiduciaries of the ESOP shall have (A) received a current valuation report and fairness opinion in such form as may be acceptable to such fiduciaries from a source mutually acceptable to such fiduciaries and Buyer, and (B) determined, in the exercise of their sole discretion, that the consummation of the transactions contemplated herein at the Closing is fair to and in the best interests of the participants and beneficiaries of the ESOP.

               (2) Indebtedness. The appropriate fiduciaries of the ESOP shall have (i) agreed that the proceeds the ESOP receives at the Closing will be used to immediately repay in full any outstanding debt owed by the ESOP to Intrust Bank and (ii) adopted appropriate resolutions to take all necessary steps to terminate the ESOP.

SECTION 9.   CLOSING AND CLOSING DELIVERIES

       9.1  Closing.

               (a) Closing Date.

               (1) Except as provided below in this Section 9.1(a) or as otherwise agreed to by Buyer and Shareholders, the Closing shall take place at 10:00 a.m. on a date designated by Buyer that is not later than ten (10) business days following the date upon which the FCC Consent has become a Final Order.

               (2) If there is in effect on the date on which the Closing would otherwise occur pursuant to this Section 9.1(a) any judgment, decree, or order that would prevent or make unlawful the Closing on that date, the Closing shall be postponed until a date within the effective period of the FCC Consent (as it may be extended pursuant to Section 7.1), to be agreed upon by Buyer and Shareholders' Agents, when such judgment, decree, or order no longer prevents or makes unlawful the Closing. If the Closing is postponed pursuant to this paragraph, the date of the Closing shall be mutually agreed to by Shareholders' Agents and Buyer.

           (b)Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Shareholders' Agents.

       9.2  Deliveries  by  Shareholders.  Prior  to or  on  the  Closing  Date,
Shareholders shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

           (a)Stock. Certificates representing all of the Preferred Stock and Common Stock, which shall be either duly endorsed or accompanied by stock powers duly executed in favor of Buyer;

           (b)Resignations. Written resignations, effective on the Closing Date, of all of the officers and directors of the Company and the Subsidiaries;

           (c)Articles of Incorporation. A copy of the Articles of Incorporation of the Company and each Subsidiary, certified as of a date not earlier than ten
(10) days prior to the Closing Date by the Secretary of State of the state in which the Company or the Subsidiary is incorporated;

           (d)Bylaws. A copy of the Bylaws of the Company and each Subsidiary certified, as of the Closing Date, by the Secretary or Assistant Secretary of each;

           (e)Resolutions.  Copies  of  resolutions  adopted  by  the  Board  of
Directors  of the  Company  authorizing  and  approving  the  execution  of this
Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of the Company as being true and complete on the Closing Date;

           (f)Corporate, Financial, Tax and Business Records. All corporate records (including minute books and stock books and registers) and financial, tax and business records of the Company and the Subsidiaries;

           (g)Licenses, Contracts, Business Records, Etc. Originals or, if not available, copies of all Licenses, including any modifications and amendments thereto, and all applications, reports, technical information and engineering studies relating to the Stations and all files required to be maintained by the FCC, all Contracts, and other operational data or other information maintained by the Company and the Subsidiaries in the ordinary course, all blueprints, schematics, working drawings, plans, projections, statistics, engineering records relating to the Stations, and all other business files and records in the possession of Shareholders, the Company or the Subsidiaries relating to the operation of the Stations;

           (h)Consents. A manually executed copy of any instrument evidencing receipt of any Consent;

           (i)Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of the Company by its Executive Vice President, certifying: (1) that the representations and warranties of the Company contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that the Company has in all material respects performed and complied with all of its obligations, covenants, and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

           (j)Opinions of Counsel. An opinion of the Company's and Shareholders' counsel dated as of the Closing Date, substantially in the form of Schedule 9.2(j) hereto;

           (k)Noncompetition   Agreement.   The  Noncompetition  Agreement  duly
executed by Oatman;

           (l)Closing Escrow Agreement. The Closing Escrow Agreement duly executed by the Shareholders in the form of Schedule 9.2(l) (the "Closing Escrow Agreement");

           (m)Insurance. Evidence of the distribution by the Company to each of Lynch, Oatman and Jenkins of the keyman life insurance policies applicable to such individuals and the cash surrender value therein; and

           (n)ESOP Fairness Opinion. A copy of the fairness opinion described in
Section 8.1(i)(1).

       9.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Shareholders the following, in form and substance reasonably satisfactory to Shareholders and their counsel:

           (a)Closing  Payments.  The  Purchase  Price as  adjusted  pursuant to
Section 2.3 and the payment under the Noncompetition Agreement;

           (b)Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by the President or Vice President of Buyer, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

           (c)Resolutions. Copies of resolutions (1) adopted by the Board of Directors of Buyer authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and (2) adopted by Buyer electing Oatman to serve as an outside director on Group's Board of Directors effective as of the Closing Date in accordance with the terms of
Section 7.16, all certified by the Secretary of Buyer as being true and complete on the Closing Date;

           (d)Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date, substantially in the form of Schedule 9.3(c) hereto; and

           (e)Closing Escrow Agreement. The Closing Escrow Agreement duly executed by Buyer.

SECTION 10.  TERMINATION

       10.1 Termination by Shareholders. This Agreement may be terminated by Shareholders and the purchase and sale of the Company abandoned, if Shareholders are not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

           (a)Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Shareholders set forth in this Agreement has not been satisfied or waived in writing by Shareholders.

           (b)Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

           (c)Upset Date. If the Closing shall not have occurred on or prior to the date that is 365 days from the date the application for FCC Consent (on FCC Form 315) is filed with the FCC (the "Upset Date").

           (d)Breach. Without limiting Shareholders' rights under the other provisions of this Section 10.1, if Buyer has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within thirty (30) days after Buyer has received written notice of such breach from Shareholders' Agents.

       10.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Company abandoned, if Buyer is not then in material default, upon written notice to Shareholders, upon the occurrence of any of the following:

               (a)Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement has not been satisfied or waived in writing by Buyer.

           (b)Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

           (c)Upset Date. If the Closing shall not have occurred on or prior to the Upset Date.

           (d)Breach. Without limiting Buyer's rights under the other provisions of this Section 10.2, if Shareholders or the Company has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within thirty (30) days after Shareholders have received written notice of such breach from Buyer.

       10.3 Rights on Termination. If this Agreement is terminated by Shareholders due to Buyer's material breach of this Agreement, the release of the Escrow Deposit to Shareholders shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered or alleged to be suffered by Shareholders by reason of Buyer's material breach of this Agreement and Buyer shall be obligated to deliver joint instructions to the Escrow Agent to the effect of the foregoing. Shareholders and Buyer agree in advance that actual damages would be difficult to ascertain and that the Escrow Deposit is a fair and equitable amount to reimburse Shareholders for damages sustained or alleged to be sustained due to Buyer's material breach of this Agreement. If this Agreement is terminated by Buyer due to Shareholders' or the Company's material breach of any provision of this Agreement, the Escrow Deposit shall be immediately released to Buyer and Buyer shall have all rights and remedies available at law or equity. In all events, any interest accrued on the Escrow Deposit shall belong to Buyer or its designee.

       10.4 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

SECTION 11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
             INDEMNIFICATION; CERTAIN REMEDIES

       11.1 Survival. Without prejudice to representations and warranties in other agreements delivered hereunder, all representations, warranties and covenants of the parties herein with respect to periods prior to Closing shall be deemed continuing representations, warranties and covenants, and shall survive the Closing for a period of eighteen (18) months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by either party shall affect the other party's right to rely on any representation, warranty, or covenant made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

       11.2 Indemnification by Shareholders. After the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, but subject to Section 11.5, Shareholders hereby agree to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

           (a)any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Shareholders or the Company contained herein or in any certificate, document, or instrument delivered to Buyer hereunder;

           (b)any and all losses, liabilities, or damages resulting from any liability or obligation of the Company or the Subsidiaries in existence as of the Closing and not permitted by Section 2.2(b);

           (c)any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

       11.3 Indemnification by Buyer. Notwithstanding the Closing, Buyer hereby agrees to indemnify and hold Shareholders harmless against and with respect to, and shall reimburse Shareholders for:

           (a)any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered to Shareholders hereunder; and

           (b) any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

       11.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

           (a)The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five business days after written notice of such action, suit, or proceeding was given to Claimant.

           (b)With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

           (c)With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

           (d)If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

           (e)The  indemnification  rights  provided in Section 11.2 and Section
11.3 shall extend to the partners, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this
Section 11.4, any indemnification claims by such parties shall be made by and through the Claimant.

       11.5 Limitations on Indemnification.

           (a)Following the Closing, the sole and exclusive remedy for Buyer for any claim arising out of a breach of any representation, warranty, covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement (and agreements executed in connection herewith or delivered pursuant hereto), whether such claim is framed in tort, contract or otherwise, shall be a claim for indemnification pursuant to this Section 11 and the Closing Escrow Agreement.

           (b)At the Closing, Shareholders, Buyer and the Closing Escrow Agent shall enter into the Closing Escrow Agreement, pursuant to which Buyer shall deposit with the Closing Escrow Agent the sum of Three Million Dollars ($3,000,000) (the "Closing Escrow") to be held in escrow by the Closing Escrow Agent to secure Shareholders' indemnification obligations hereunder. The Closing Escrow Agent shall maintain the Closing Escrow in an account to be managed and paid out by the Closing Escrow Agent in accordance with the terms of the Closing Escrow Agreement.

           (c)No party shall be entitled to indemnification hereunder unless and until the amount for which indemnification is owing exceeds Three Hundred Thousand Dollars ($300,000) for all such matters and indemnification shall be made to the Indemnifying Party only to the extent of such excess over Three Hundred Thousand Dollars ($300,000) ("Basket Amount"). The Basket Amount shall not be severally applied to each Shareholder or each indemnification claim, but instead all claims for indemnification against any and all Shareholders shall be aggregated and taken together in their application against the Basket Amount.

       11.6 No Waiver. The Closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be material.

SECTION 12.  MISCELLANEOUS

       12.1 Fees and Expenses. Shareholders shall pay any filing fees, transfer taxes, document stamps, or other charges levied by any governmental entity on account of the transfer of the Common Stock and the Preferred Stock from Shareholders to Buyer. Buyer and Shareholders shall each pay one-half of any filing fees charged by the FCC in connection with obtaining the FCC Consent. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party.

       12.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be addressed as follows:

If to Buyer:                                  Mr. Douglas G. Kiel
                                              President
                                              Journal Broadcast Group, Inc.
                                              720 East Capitol Drive
                                              Milwaukee, Wisconsin  53212

with copies (which shall not constitute       Foley & Lardner
notice) to:                                   Firstar Center
                                              777 E. Wisconsin Avenue
                                              Milwaukee, Wisconsin  53202
                                              Attention:  Jeffrey J. Jones, Esq.

If to Shareholders, the Company, or           Mr. F. F. Mike Lynch
Shareholders' Agents:                         President
                                              Mr. Michael C. Oatman
                                              Executive Vice President
                                              Great Empire Broadcasting, Inc.
                                              4200 North Old Lawrence Road
                                              Wichita, Kansas  67219
with a copy (which shall not constitute       Dow, Lohnes & Albertson, PLLC
notice) to:                                   1200 New Hampshire Avenue, N.W.
                                              Suite 800
                                              Washington, D.C.  20036
                                              Attention:  Kevin F. Reed, Esq.

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 12.2. A notice mailed by certified mail, postage prepaid and return receipt requested, shall be deemed to have been duly delivered and received on the date of receipt shown on the return receipt.

       12.3 Benefit and Binding Effect. No party hereto may assign this Agreement without the prior written consent of the other parties hereto, except that Buyer may assign its rights under this Agreement, in whole or in part, without the consent of the other parties, to any Affiliate of Buyer; provided, however, that Buyer provides the other parties with written notice at the time of such assignment and guarantees the performance of its obligations hereunder by the assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       12.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

       12.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

       12.6 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

       12.7 Entire Agreement. This Agreement, the schedules and exhibits hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations among the parties, and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought. The parties hereto acknowledge that no representations or warranties have been made with respect to matters relating to the transactions contemplated by this Agreement other than as expressly set forth in this Agreement.

       12.8 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.8.

       12.9 Press Release. Prior to the Closing, neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgment be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

       12.10 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.




              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer and the Company and the Shareholders as of the date first written above.

                           JOURNAL BROADCAST CORPORATION


                           By:/s/____________________________________
                               Name:
                               Title:


                           GREAT EMPIRE BROADCASTING, INC.


                           By:/s/____________________________________
                               Name:
                               Title:


                           F. F. LYNCH REVOCABLE TRUST


                           By:/s/ F.F. Mike Lynch
                           ____________________________________
                               Name:  F. F. Mike Lynch
                               Title:   Trustee


                           /s/ Michael C. Oatman
                           _______________________________________
                           Michael C. Oatman


                           FIRST STUART CORPORATION


                           By:/s/____________________________________
                               Name:
                               Title:


                           /s/Laurence E. Steckline
                           _______________________________________
                           Laurence E. Steckline

                         GREAT EMPIRE BROADCASTING, INC. EMPLOYEE STOCK OWNERSHIP TRUST


                         By:/s/____________________________________
                             Name:
                             Title:


                         THE OATMAN CHARITABLE REMAINDER UNITRUST u/t/a 7/30/98


                         By:/s/ Michael C. Oatman
                            _______________________________________
                             Michael C. Oatman, Trustee


                         By:/s/ Jane C. Oatman
                            _______________________________________
                             Jane C. Oatman, Trustee


                         THE MELISSA JANE McDERMOTT TRUST u/t/a August 17, 1998


                         By:/s/ Jane C. Oatman
                            _______________________________________
                             Jane C. Oatman, Trustee


                         THE MICHAEL ANDREW OATMAN TRUST  u/t/a August 17, 1998


                         By:/s/ Jane C. Oatman
                            _______________________________________
                             Jane C. Oatman, Trustee


                         THE RICHARD ERIC OATMAN TRUST
                            u/t/a August 17,1998


                         By: /s/ Jane C. Oatman
                            _______________________________________
                             Jane C. Oatman, Trustee

                         LYNCH CHARITABLE REMAINDER UNITRUST


                         By:/s/___________________________________


                         SHAREHOLDERS' AGENTS


                         /s/ Michael C. Oatman
                         __________________________________________
                         Michael C. Oatman


                         /s/ F. F. Mike Lynch
                         ___________________________________________
                         F. F. Mike Lynch